EXHIBIT 99.1

PURCHASE AND SALE AGREEMENT

By and Between

CORNERSTONE OPERATING PARTNERSHIP, L.P.,

AND

THE MYUN AND OCK JA KYMM FAMILY TRUST

Dated:

August 17, 2006

TABLE OF CONTENTS

1.	Sale and Purchase of Property; Reference Dates	3

2.	Purchase Price	4

3.	Transfer of Property	4

4.	Escrow Agent	5

5.	Condition of Title and Property	5

6.	Title Insurance	7

7.	Prorations and Payments in Escrow Account	7

8.	Condemnation/Casualty Loss	9

9.	Closing	10

10.	Default of Buyer or Seller	10

11.	Representations and Covenants of Seller	11

12.	Representations of Buyer	13

13.	Commissions	13

14.	Conditions to Closing Required by Buyer	13

15.	Conditions to Closing Required by Seller	14

16.	Seller’s Deliveries at Closing	14

17.	Buyer’s Deliveries at Closing	15

18.	Assignment by Buyer	16

19.	Interpretation	16

20.	Time/Extensions	16

21.	Severability	16

22.	Exhibits and Recitals	16

23.	Notices	16

24.	Entire Contract/Amendments	17

25.	Representation/Attorneys’ Fees	17

26.	Additional Instruments	17

27.	Binding Effect	18

28.	Applicable Law	18

29.	No Survival	18

30.	Captions	18

31.	Counterparts	18

32.	Waiver	18

33.	Expiration of Offer/Date of Agreement	18

34.	Tax Deferred Exchange	18

35.	Press Releases and Announcements	18

36.	Records	19

37.	Audit Letter	19

Exhibit “A” - The Land

Exhibit “B” - The Deed

Exhibit “C” - The Lease Assignment

Exhibit “D” - The Intangibles Assignment

Exhibit “E” - The Bill of Sale

Exhibit “F” - The Survey Certification

Exhibit “G” - The Property Documents

Exhibit “H” - The Estoppel Certificate

Exhibit “I” -   The Audit Letter

ii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made effective as of the 17th  day of August, 2006 (the “Effective Date”) by and between the The Myun and Ock Ja Kymm Family Trust (“Seller”), and Cornerstone Operating Partnership, L.P., a Delaware limited partnership (“Buyer”).

RECITALS

A.            Seller owns certain real property located in Westminster, California more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Land”).  Seller has developed a multi-tenant office/industrial park (the “Project”) consisting of a Building containing approximately 102,200 rentable square feet, in the commercial development commonly known as 15172 Goldenwest Circle.

B.            Buyer desires to purchase the Land together with all of Seller’s right, title and interest in (i) all buildings, structures, fixtures and improvements on the Land, including the Project (the “Improvements”), (ii) all rights, easements, tenements, hereditaments and appurtenances in any way relating or incident to the ownership of the Land as well as all strips and gores adjoining or adjacent to the Land and any rights to land lying in the bed of any street, road, alley or right-of-way adjoining the Land (the “Additional Land Rights”),   (iii) all leases of space within the Improvements, and in and to all guaranties of tenants’ obligations thereunder (the “Leases”), (iv) the personal property owned by Seller located on the Land and used in the ownership, operation or maintenance of the Land, including, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, tools and supplies, but excluding any item of personal property owned by tenants (the “Personal Property”), (v) any service contracts or other agreements relating to the repair, management or operation of, or the provision of utilities or services to, the Land (collectively, the “Service Contracts”), (vi)  any certificates of occupancy or other transferable licenses, permits, authorizations and/or approvals (whether of governmental authorities or private persons) presently held by Seller and required for the lawful occupancy, operation and/or use of the Improvements or Land in the manner in which the same currently is being occupied, used and operated (collectively, the “Permits”),  and (vii) any transferable warranties and/or guaranties still in effect with respect to the Improvements or Land in which Seller has an interest (collectively, the “Warranties”) and Seller desires to sell the same pursuant to the terms and conditions hereof; the Land, Improvements,  Additional Land Rights, Leases, Personal Property, Service Contracts, Permits and Warranties are collectively referred to herein as the “Property”.

AGREEMENTS

For valuable consideration and in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

1.             Sale and Purchase of Property; Reference Dates.

(a)           Seller agrees to sell and Buyer agrees to purchase the Property on the terms and conditions contained in this Agreement.

(b)           (i)            Effective Date.  The effective date of this Agreement shall be the date set forth above (“Effective Date”).

(ii)           Closing Date.  The last day that Close of Escrow may occur shall be                        , 2006 at 5:00 p.m. (the “Closing Date”).

(iii)          Title Review Period.  The “Title Inspection Period” shall end on September 18, 2006 at 5:00 p.m.

(iv)          Property Inspection Period.  The “Property Inspection Period” shall end on                                     , 2006 at 5:00 p.m.

2.             Purchase Price.

(a)           The purchase price for the Property (the “Purchase Price”) shall be Eleven Million Two Hundred Thousand Dollars ($11,200,000.00).  The Purchase Price is subject to adjustment as provided herein.

(b)           The Purchase Price shall be payable as follows:

(i)            Within one (1) business day after the Opening of Escrow, Buyer shall deposit in escrow with Escrow Agent (as defined in Section 4) as the initial earnest money deposit  the sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  If Buyer does not terminate this Agreement on or prior to the end of the Title Inspection Period, Buyer shall deposit with Escrow Agent an additional One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement.  Such earnest money, together with all interest accrued or deemed accrued thereon is referred to herein collectively as the “Earnest Money”;

(ii)           If Buyer does not terminate this Agreement on or prior to the end of the Title Inspection Period, and Buyer deposits with Escrow Agent the additional One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) as described above, Seller may elect to, within five (5) days after Buyer makes such additional deposit, deliver to Escrow Agent fully executed originals of the Deed, the Lease Assignment, the Intangibles Assignment, the Bill of Sale and the Section 1445 affidavit and any other document deemed required by this Agreement or deemed necessary by Escrow Agent to close this transaction (the “Closing Documents”).  If Seller so delivers to Closing Documents to Escrow Agent, Escrow Agent shall release One Hundred Thousand and no/100 of the Earnest Money to Seller which such amount shall be applied to the Purchase Price at the Closing.

(iii)          If the transaction contemplated by this Agreement fails to close, this Agreement and the escrow established pursuant hereto (the “Escrow”) shall thereupon become null and void and of no further force or effect and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement, including without limitation, the provisions of Section 5(f); and

(iv)          If the transaction contemplated by this Agreement is consummated, the Earnest Money shall be credited against the Purchase Price at the Closing, and, Buyer shall pay to Seller the balance of the Purchase Price, together with Buyer’s share of expenses and net prorations, in cash, certified or cashier’s check or bank wire transfer of immediately available federal funds.

3.             Transfer of Property.   Title to the Property shall be conveyed to Buyer at Close of Escrow by a grant deed (the “Deed”) in the form attached hereto as Exhibit “B”.  All matters to which the Deed is subject, including matters affecting title which Buyer approves or is deemed to approve as provided in Sections 5(a) and 5(b) below, are referred to herein as the “Permitted Exceptions”.  Seller shall transfer exclusive possession of the Property to Buyer at the Closing, subject to the Permitted Exceptions and Leases.  Seller shall also assign to Buyer Seller’s interest in (a) all Leases, including, without limitation, all security deposits thereunder, by written assignment in the form attached hereto as Exhibit “C” (the “Lease Assignment”), and (b) certain contracts, warranties and rights, by written assignment in the form attached hereto as Exhibit “D” (the “Intangibles Assignment”).  The Personal Property shall be conveyed to Buyer at Close of Escrow by a bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit “E”.

4.             Escrow Agent. Buyer and Seller hereby engage Buyer and Seller hereby engage  Land America Title Company (Ms. Kathleen Huntsman) 18551 Von Karman Ave, Suite 100-200Irvine, CA 92612, Irvine, California, phone 949-223-5579, fax (949) 756-0327 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein.  In the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control.  If Escrow Agent is not also acting as the title insurer issuing the title insurance policy called for herein, the Buyer and Seller hereby request the Escrow Agent to deliver to the Buyer and Seller upon the Opening of Escrow, a closing protection letter from the title insurer indemnifying the Buyer and Seller from, for and against any losses due to any fraudulent act or breach of escrow instructions by Escrow Agent.  “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement.  Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow”, the “Closing”, or by similar words) when the sale transaction described herein shall be consummated by the recording of the Deed.

5.             Condition of Title and Property.

(a)           Title.  Seller shall, within five (5) days after the Effective Date, cause Escrow Agent to provide Buyer with a preliminary report of the title to the Property (which report, together with an amendments thereto is referred to as the “Preliminary Title Report”), disclosing all matters of record which relate to the title to the Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in paragraph 6.  Escrow Agent shall also cause legible copies of all instruments referred to in the Preliminary Title Report to be furnished to Buyer.  Buyer shall have the “Title Inspection Period” (as hereafter defined) to object in writing to any matter shown in the Preliminary Title Report. If Buyer fails to object to any matter set forth on the Preliminary Title Report within such time period, the condition of title to the Property shall be deemed approved by Buyer. If Buyer does object in writing to any matter disclosed in the Preliminary Title Report, Buyer shall specify the matter objected to with detail (the “Title Objection Notice”).  Seller shall have five (5) days after receipt of a Title Objection Notice to attempt to remove the matter objected to by Buyer; it being understood that Seller is under no obligation to remove any matter objected to by Buyer.  If Seller is unable or unwilling to remove the matter set forth in the Title Objection Notice, Buyer shall elect in writing within five (5) days after the expiration of such five (5) day period, to either: (i) cancel this Agreement and receive a return of all Earnest Money paid; or (ii) close escrow without any reduction in the Purchase Price, canceling and waiving the Title Objection Notice and taking title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to cancel this Agreement.

(b)           Survey.   Buyer shall, at its cost, cause an ALTA survey (the “Survey”) of the Property to be prepared by a registered land surveyor or licensed civil engineer, which complies with the most current minimum standard details of the ALTA/ACSM for a Class A survey and otherwise meets the requirements of the Title Insurer for the issuance of extended coverage title insurance.  The Survey shall comply with the certification standards attached hereto as Exhibit “F”.     Buyer shall have until the end of the Title Inspection Period to object in writing to any matter shown in the Survey. If Buyer fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Buyer. If Buyer does object in writing to any matter shown in the Survey, Buyer shall specify the matter objected to with detail in the Title Objection Notice.  Seller shall have five (5) days after receipt of a Title Objection Notice to attempt to remove the matter objected to by Buyer; it being understood that Seller is under no obligation to remove any matter objected to by Buyer.  If Seller is unable or unwilling to remove the matter set forth in the Title Objection Notice, Buyer shall elect in writing within five (5) days after the expiration of such five (5) day period, to either: (i) cancel this Agreement and receive a return of all Earnest Money paid; or (ii) close escrow without any reduction in the Purchase Price, canceling and waiving the Title Objection Notice and taking title subject to such matters.  Failure to give notice to Seller of Buyer’s election shall constitute an election to cancel this Agreement.

(c)           Title Inspection Period.  As used herein the phrase “Title Inspection Period” shall mean that period of time commencing on the Effective Date and, provided Seller timely provided the Title Report and Survey as provided in Sections 5(a) and 5(b) above, ending on the date which is thirty (30)  days thereafter; provided, however, the Title Inspection Period shall be extended on a day for day basis if the Title Report is not timely delivered as provided in Sections 5(a) above.  If Escrow Agent issues an amended Title Report after the Title Inspection Period, or if the surveyor issues an amended Survey after the Title Inspection Period, and either shows new title exceptions (“New Exceptions”), Buyer shall have an additional five (5) business days from receipt of such amendment(s) to review and approve or disapprove the New Exceptions only.  If Buyer renders any written objections to any New Exceptions within the additional five (5) business day period referred to herein, Seller and Buyer shall have the same rights and be governed by the same provisions as set forth in subparagraphs 5(a) and 5(b) above. Title to the Property shall be conveyed subject only to those liens, easements, rights of way and other encumbrances as may be approved or deemed approved by Buyer as provided in paragraph 5(a) and 5(b) above (the “Permitted Exceptions”).  Seller shall not place, permit, or cause to be placed any liens or encumbrances on the title to the Property from the date of the Preliminary Title Report referenced above through Closing or thereafter. If Seller places, permits, or causes a lien or encumbrance on the Property, contrary to the provisions of this Agreement, which can be removed by the payment of money, Escrow Agent is hereby expressly authorized, directed, and instructed to pay such monies in order to remove the lien or encumbrance at Closing from monies otherwise payable to Seller at Closing and the net proceeds otherwise available to Seller at Closing shall be reduced accordingly. To the extent that monies available to Seller at Closing are insufficient to cause any such lien or encumbrance to be removed, Seller shall, on or before the date set for Closing, cause additional monies to be deposited with Escrow Agent to enable Escrow Agent to remove the lien or encumbrance.

(d)           Property Documents.  Seller shall, within five (5) days after the Effective Date, deliver to Buyer true and correct copies of documents set forth on Exhibit “G” (the “Property Documents”).  Provided Seller timely provided the Property Documents Buyer shall have the period of time starting on the Effective Date and ending on the date which is fifteen (15)  days thereafter  (the “Property Inspection Period”) to review the Property Documents and perform a feasibility study with respect to the Property which may include reasonable market and engineering studies, leasing and financial investigations, a physical inspection of the Building soils tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, review of engineering reports and existing Leases and/or such other tests, studies or investigations with respect to the Property as Buyer deems appropriate; provided, however, the Property Inspection Period shall be extended on a day for day basis if the Property Documents are not timely delivered as provided in this Sections 5(d).  Seller shall cause access to the Property to be available to Buyer and the persons so designated by it and shall afford them the opportunity to inspect and perform any tests upon the Property that Buyer deems necessary or appropriate to determine whether the Property is suitable for Buyer’s purposes.  If Buyer, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, are not in Buyer’s sole discretion satisfactory for any reason, then Buyer may elect, at any time on or prior to the end of the Property Inspection Period, to cancel this Agreement by written notice to Seller and Escrow Agent.  Notwithstanding anything else contained herein to the contrary, if Buyer has not provided Seller with a written notice of approval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed disapproved by Buyer and Seller’s shall be deemed to have  elected to cancel this Agreement and receive a return of all Earnest Money paid.

(e)           Inspection Indemnity.  Buyer shall indemnify and hold Seller harmless for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, arising as a result of each of Buyer’s inspections (“Inspection Indemnity”).  The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement, and shall not be subject to or limited by, the provisions of Section 11 hereof.

(f)            Cancellation.   If Buyer cancels this Agreement as provided in this Section 5, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Buyer all documents Buyer deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Earnest Money to Buyer.  Upon such event, this Agreement shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement.  If Buyer does not elect to cancel this Agreement as provided in this Section 5, Buyer shall be deemed to have approved all matters concerning the Property.

(g)           Satisfaction with Property.  Notwithstanding anything herein to the contrary, Buyers obligation to purchase the Property shall be conditioned upon Buyer’s determination, prior to the end of the of the Title Inspection Period, that the condition of the Property (including, without limitation, environmental matters) and the feasibility of this transaction are acceptable to Buyer in its sole and absolute discretion. If Buyer has not provided Seller with a written notice of approval of the Property prior to the end of the Title Inspection Period as provided in this Section 5, Buyer shall be deemed to have elected to cancel this Agreement and receive a return of all Earnest Money paid.  Upon any such termination the provision of Section 5(f) shall control.

(h)           Property Sold “As Is, Where is”.   Buyer is purchasing the Property “As IS, Where Is, with no representations and warranties except as set forth herein.  Buyer specifically acknowledges that Buyer in entering into this Agreement has not relied on any representations or statements of Seller with respect to the Property other than as set forth in this Agreement, including any statements with respect to its potential as an investment or for future resale.  The Buyer hereby specifically acknowledges that it has made, or will make, independent investigations and that Buyer relies on no warranties, representations, or statements of Seller other than as set forth in this Agreement.

6.             Title Insurance.  Title shall be evidenced by the willingness of the Escrow Agent to issue by the Close of Escrow (i) its extended coverage owner’s form policy of title insurance or its irrevocable commitment to issue the same as soon as is then customary following the Closing (“Title Policy”) in the amount of the Purchase Price showing title to the Property vested in Buyer subject only to the Permitted Exceptions, and (ii) such other endorsements as Buyer may reasonably request.  The cost of the standard coverage portion of the Title Policy shall be paid by Seller.  Buyer shall pay any additional premium for an extended owner’s policy, any lender’s policy requested by Buyer and any endorsements requested by Buyer.

7.             Prorations and Payments in Escrow Account.  Subject to the provisions of this Agreement, all rentals, revenues, and other income, if any, from the Property, and taxes and other regular expenses, if any, affecting the Property shall be paid or shall be prorated as of midnight on the day preceding the Closing in accordance with the provisions set forth below.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.  Any apportionments and prorations which are not expressly provided for below shall be made in accordance with local customary practice.  Buyer and Seller agree to prepare a schedule of tentative adjustments prior to the Closing.  Such adjustments, if and to the extent known and agreed upon as of the Closing, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer), by increasing or reducing the cash to be paid by Buyer at the Close of Escrow.  Any such adjustments not determined or not agreed upon as of the Closing shall be paid by Buyer to Seller, or by Seller to Buyer as the case may be, in cash as soon as practicable following the Closing, but (except with respect to Taxes) in any event within ninety (90) days after the date of Closing, and the parties obligations with respect to such prorations shall survive Closing.  A copy of the schedule of adjustments as agreed upon by Buyer and Seller shall be delivered to Escrow Agent at least one (1) business day prior to the Closing Date.

(a)           Rents.  Subject to the provisions of this Section 7, Rents shall be prorated as of the Closing. “Rents” as used herein includes fixed monthly rentals, additional rentals, any additional rental consisting of operating cost pass-throughs or other payments payable by tenants to the landlord under the Leases as reimbursement to the landlord for costs incurred by the landlord with respect to the Property, percentage rentals, escalation rentals, retroactive rentals, rent tax,  and other sums and charges payable by tenants under the Leases, less any agreed credits due to tenants. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date.  Delinquent Rent shall not be prorated at Closing.  All Rent collected by Buyer or Seller from each tenant from and after Closing will be applied as follows:  (i) first, to any accrued Rents owing to Buyer, and (ii) second to Delinquent Rents owing to Seller for the period prior to Closing.  Any Rent collected by Buyer and due Seller will be promptly remitted to Seller.  Any Rent collected by Seller and due Buyer shall be promptly remitted to Buyer.  Buyer shall use reasonable efforts to collect Delinquent Rents owed to Seller in the ordinary course of its business; provided, however, Seller shall not contact any such tenant with respect to Delinquent Rent and Buyer shall not be required commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease.

(b)           Prepaid Rentals.  Rentals already received by Seller attributable to periods after the Closing and the amount of any other credits due tenants shall be paid to Buyer at the Closing, or credited to Buyer against the Purchase Price.

(c)           Taxes and Assessments.  All non-delinquent real estate taxes on the Property shall be prorated based on latest available information.  At such time as the actual real estate taxes are known, the pro-ration shall be recalculated based on the actual taxes due and if different than the pro-ration done at Closing, the parties shall make an appropriate adjustment.  Any amounts due based on such re-proration shall be paid within thirty (30) days.  In addition, if, after the Close of Escrow, any supplemental real estate taxes are assessed against the Property by reason of any event occurring prior to the Closing, Buyer and Seller shall re-prorate the real estate taxes following the Close of Escrow.  Any delinquent taxes on the Property shall be paid at the Close of Escrow by Seller.

(d)           Operating Expenses.  All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes other than real estate taxes such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Property, shall be prorated on an accrual basis.  Seller shall pay all such expenses that accrue prior to the Closing and Buyer shall pay all such expenses accruing on the day of Closing and thereafter.  Seller and Buyer shall exercise commercially reasonable efforts to obtain billings and meter readings as of the Closing to aid in such prorations; provided, however, if despite using such commercially reasonably efforts such billings or readings are not available at the Closing the parties shall Close based on an estimate and shall re-prorate such amounts when the actual amounts are determined.  Any amounts due based on such re-proration shall be paid within thirty (30) days.

(e)           Tenant Deposits.  At Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to all tenant deposits (and any interest due thereon to tenants) being held by Seller or any other person under the Leases.

(f)            Capital Expenditures.  All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Closing will be done in a good workman like manner and be paid by the Seller, without contribution or proration from Buyer, and the Seller hereby indemnifies, defends and holds Buyer and the Property harmless from any claims respecting same.

(g)           Service Contracts.  Amounts payable under any Service Contracts which Buyer hereafter elects to assume, if any, shall be prorated on an accrual basis.  Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.  Seller shall pay in full all amounts due under any Service Contracts which Buyer does not elect to assume and Seller indemnifies, defends and holds Buyer harmless from, for and against any claims respecting same.

(h)           Employee Compensation.  Seller shall pay in full all amounts due under any employment contracts with any employees of Seller performing services on the premises including, without limitation, any payroll, F.I.C.A., accrued vacation and sick pay, contributions to employee-medical or pension funds, any employee benefits, employee-related taxes and any amounts payable under such employment contracts, and Seller indemnifies, defends  and holds Buyer harmless from any claims respecting same.  Seller and Buyer agree that Buyer is not hiring any of Seller’s employees.

(i)            Closing Costs.  The Closing costs shall be prorated, adjusted and apportioned between Buyer and Seller as follows:.

(i)            The Escrow fee to be paid one-half by Buyer and one-half by Seller;

(ii)           The Title Policy premium(s) shall be paid as provided in Section 6 above;

(iii)          Seller shall pay the recording fee for the Deed, any required documentary transfer taxes and any documents necessary to clear title to Seller and Buyer shall pay the Affidavit of Value fee or similar filing fees;

(iv)          Any other costs shall be prorated between Buyer and Seller per customary real estate practice in Westminster, California; and

(v)           Except as expressly set forth herein, each party shall pay its own legal fees in connection with this transaction.

8.             Condemnation/Casualty Loss.

(a)           Condemnation.  If,  prior to the Closing,  Seller receives notice that all or a Material Portion (as hereinafter defined) of the Property is to be condemned, Seller shall as soon as is reasonably possible give Buyer notice thereof (a “Condemnation Notice”)and Buyer shall have the right to terminate this Agreement upon written notice delivered within ten (10) days after Buyer’s receipt of a Condemnation Notice (which notice must contain the amount of compensation offered for such condemnation).  If Buyer so terminates this Agreement then this Agreement shall become null and void, Buyer shall be entitled to a return of the Earnest Money and Seller and Buyer shall have no further rights or obligations hereunder, except as otherwise provided herein; provided, however, that if Buyer elects not to terminate this Agreement the purchase contemplated herein shall be consummated, without reduction of the Purchase Price, within the later of five (5)

days after the expiration of such ten (10) day period or on the Closing, in which event Buyer shall be entitled to all condemnation proceeds applicable to Seller’s interest in the Property.  Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to such condemnation proceeds necessary to give full effect to this Section.  As used herein, a “Material Portion” shall mean five percent (5%) or more of the aggregate gross leasable area of the premises demised under the Leases.

(b)           Casualty.  In the event of the loss of all or a Material Portion of the Property due to casualty after the date hereof and prior to the Closing Date, the risk of loss shall be on Seller; provided, however, Seller shall as soon as is reasonably possible give notice thereof to Buyer (a “Casualty Notice”) and Buyer may, by written notice given to Seller within ten (10) days following receipt of such Casualty Notice, elect either to (i) cancel and terminate this Agreement and the Escrow and receive the return of the Earnest Money, or (ii) receive, by assignment from Seller, all insurance proceeds, if any, received and/or to be received by Seller as a result of such casualty (in which case the parties shall proceed to consummate the transaction without any resulting adjustment of the Purchase Price).  In the event of a casualty loss involving less that a Material Portion of the Property, Buyer’s sole and exclusive remedy shall be as described in clause (ii) above.

9.             Closing.  Close of Escrow shall take place at the offices of Escrow Agent or where the parties may otherwise mutually agree, ten (10) business days after Buyer waives the last of its contingencies under Section 5 hereof (the “Closing Date”); provided, however, Seller, at Seller’s sole discretion, shall have the right to extend the Closing Date for up to a period of thirty (30) day, by providing Buyer and Escrow Agent  prior written notice thereof which such notice must be given at least fifteen (15) days prior to the originally scheduled Closing Date.

10.           Default of Buyer or Seller.

(a)           Buyer.  IF BUYER BREACHES THIS AGREEMENT, SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY ELECT TO TERMINATE THIS AGREEMENT BY PROVIDING WRITTEN NOTICE THEREOF TO BUYER AND THE ESCROW AGENT.   BUYER AND SELLER AGREE THAT BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN AND UNKNOWN, IT WOULD BE IMPACTICAL PR EXTREMELY DIFFICULT TO ESTABLISH SELLER’S DAMAGE BY REASON OF BUYER’S DEFAULT UINDER THIS AGREEMENT.  ACCORDIGLY, BUYER AND SELLER AGREE THAT IN THE EVENT OF DEFAULT BY BUYER UNDER THIS AGREEMENT, IT WOULD BE REASONABLE AT SUCH TIME TO AWARD SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW “LIQUIDATED DAMAGES” EQUAL TO THE EARNEST MONEY AS SELLER’S SOLE REMEDY.  AS SUCH, IN THE EVENT BUYER BREACHES THIS AGREEMENT, SELLER SHALL RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES.

BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 10(a) AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials	Buyer’s Initials

(b)           Seller.  If Seller breaches this Agreement, Buyer may either pursue the remedy of specific performance or terminate this Agreement by written notice to Seller and the Escrow Agent.  If Buyer elects to so terminate this Agreement, Escrow Agent shall deliver the Earnest Money to Buyer and, in the event of such  breach hereof by Seller, Buyer shall be entitled to recover, in addition, its actual out-of-pocket expenses expended in connection with the attempted purchase of the Property or enforcement of the terms hereof.  Notwithstanding the foregoing, if Seller takes any action to make the remedy of specific performance unavailable, Buyer shall have all remedies available at law or equity.

11.           Representations and Covenants of Seller.  Seller represents, warrants and covenants to Buyer as follows:

(a)           Seller is a trust duly organized and validly existing under the laws of the State of California;

(b)           Seller has full power to carry out the transactions provided for in this Agreement, and the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein have been duly and validly authorized by all necessary action on Seller’s part, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)           There is no agreement between Seller and any third party under which Seller or its successors in interest is or could become obligated to (i) sell the Property or any portion thereof to a third party, (ii) grant or dedicate any part of the Property, or (iii) grant any easement, water rights, rights-of-way, roads, licenses, ingress, egress or other use with respect to any part of the Property;

(d)           To the best of Seller’s actual knowledge, except as will be shown on the Title Report, Survey or Rent Roll to be delivered to Buyer, there are no unrecorded leaseholds, easements, vendor rights, liens, encumbrances, restrictions or other agreements which may affect the title, possession, use or occupancy of the Property;

(e)           Seller has not been served with any suits, proceedings, or judgments affecting the Property, nor to the best of Seller’s actual knowledge are any of the same threatened, which could materially and adversely affect the Property.  Seller has not been served with any suits relating to the Leases and, to the best of Seller’s actual knowledge, there is no threatened or pending litigation with respect to any of the Leases;

(f)            Seller is not in violation of any material law, ordinance, regulations, orders or other requirements from any governmental authorities concerning the Property; Seller has received no written notice of violation of any laws, ordinances, regulations, orders or other requirements from any governmental authorities concerning the Property.  In the event Seller receives any such notices or becomes aware of any such violation prior to Closing, Seller shall so notify Buyer in writing, and if Seller is unable to cure such violation within a reasonable time, Buyer may, at its option, terminate this Agreement, in which event the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement;

(g)           The copies of the Property Documents delivered and to be delivered are true and correct and there are no written or oral amendments or modifications thereto and no default has occurred and is continuing thereunder;

(h)           To the best of Seller’s actual knowledge, Seller has received no written notification from any governmental authority that (x) all or some portion of the Land and the Improvements violates any Environmental Laws (as hereinafter defined); or (y) any Hazardous Substances (as hereinafter defined) are present upon the Land and the Improvements in violation of any Environmental Laws (as hereinafter defined).  As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Land or the Improvements.  As used herein, the term “Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Land or the Improvements, or any portion thereof, or any owner of the Land, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), SARA, comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws, including, without limitation, the Porter-Cologne Water Quality Control Act (Cal. Wat. Code § 13020 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. Health & Safety Code § 25249.5 et seq.), the Hazardous Waste Control Act (Cal. Health & Safe Code § 25100 et seq.), the Hazardous Materials Release Response Plans & Inventory Act (Cal. Health & Safety Code § 25500 et seq.), and the Carpenter-Presley-Tanner Hazardous Substances Account Act (Cal. Health & Safety Code, § 25300 et seq.);

(i)            To the best of Seller’ actual knowledge, there are no pending or contemplated condemnation, rezoning or other proceedings against the Property or any portion thereof; and

(j)            Seller is not a party to any bankruptcy or similar proceeding, nor to the best of Seller’s actual knowledge, are there any other matters pending which would adversely affect Seller’s ability to sell the Property as provided herein.

(k)           Between the Effective Date and the Closing Date:

(i)            Seller will not commit any default under any of the Leases or any of the Service Contracts;

(ii)           Seller will not amend or cancel any Service Contract or any Lease except for nonpayment of rent, will not renew or extend any Service Contract or Lease , and will not enter into any new lease or new service contract for all or any part of the Property (other than any Lease or Service Contract  pending as of the Effective Date, which such pending Leases or Service Contracts as of the date hereof are set forth on Schedule 11.3) , without in each case the prior express written consent of Buyer, which consent will not be unreasonably withheld or delayed; provided, however, with respect to Major Leases (as hereafter defined) Buyer’s consent may be withheld in its sole discretion;

(iv)          Seller will maintain fire and extended coverage casualty insurance in force with respect to the Project in an amount equal to the full replacement cost of the Project, with a deductible amount not exceeding Ten Thousand Dollars ($10,000.00).

References in this Agreement to matters known “To the best of Seller’s actual knowledge” and words of similar import shall mean and refer to matters actually known to Myun and Ock Ja Kymm without regard to any imputed knowledge, constructive knowledge or duty of inquiry. Seller represents that such parties are the members of Seller that are most knowledgeable about the Property. The foregoing representations shall survive for a period of two (2) years from and after the date of Closing.

12.           Representations of Buyer.  Buyer represents as follows:

(a)           Buyer is an entity which as of the date of Closing will be duly organized and validly existing in the state of its formation and duly qualified under the laws of the State of California;

(b)           Buyer has full power to carry out the transactions provided for in this Agreement.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all necessary actions on Buyer’s part, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to the effect of liquidation, rehabilitation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, rearrangement, fraudulent transfer, receivership or similar laws or judicial decisions relating to or affecting the rights of creditors generally;

(c)           Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor the compliance by Buyer with any of the provisions hereof will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties;

(d)           Buyer is not a party to any bankruptcy or similar proceeding, nor are there any other matters pending which would affect Buyer’s ability to purchase the Property as provided herein.

The foregoing representations shall be true as of the date hereof and as of the date of the Closing and shall survive for a period of two (2) year from and after the date of Closing.

13.           Commissions.   Except as provided herein, each party represents and warrants that it has not in any way obligated the other to pay any broker, finder or any other person or agent any commission or finder’s fee in connection with the execution of this Agreement, or the consummation of the transactions contemplated hereby.  Each party agrees to indemnify and hold the other party harmless for, from and against all loss or damage including, without limitation, reasonable attorneys’ fees, arising out of the breach of such representation and warranty by the indemnifying party, which indemnity shall survive termination of this Agreement.  If this transaction closes, Seller shall pay a real estate commission at Closing to Grubb & Ellis pursuant to a separate written agreement, and Seller shall indemnify and hold Buyer harmless from any claim with regard thereto.

14.           Conditions to Closing Required by Buyer.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Buyer prior to the Closing:

(a)           Except as otherwise provided in this Agreement, there shall have been no material adverse change in the condition of title to the Property or otherwise to the Property after the Effective Date.

(b)           Seller shall have materially performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Seller at or before the Closing and shall deliver all instruments required or contemplated by this Agreement, including without limitation those items set forth in Section 16.

(c)           The representations and warranties of Seller in this Agreement shall be true and correct as of the Closing as if made at the Closing.

(d)           On or before the date that is thirty (30) days prior to the Closing Date, Buyer shall have received and approved estoppel certificates with respect to the Leases from tenants leasing no less than 85% of the space in the Property (“Estoppel Certificates”), including all Major Leases at the Property. As used herein  “Major Lease” means any lease covering more than 10,000 rentable square feet or more than twenty percent (20%) of the gross rentable square feet of the Property. The Estoppel Certificates shall be in form attached hereto as Exhibit “ H” and shall not disclose the existence of any default under the Leases and shall contain information that is consistent with and confirms (a) the terms of the Leases, (b) the information contained in the rent rolls delivered by Seller to Buyer, and (c) the information contained in the account receivable aging report of the Property delivered by Seller to Buyer.  Seller shall deliver copies of the Estoppel Certificates promptly after their receipt from any tenant.   If the Estoppel Certificates are not timely delivered or are not satisfactory to Buyer, Buyer may elect to terminate this Agreement, in which event all Earnest Money shall be returned to Buyer and the parties shall have no further rights of obligations hereunder except those which expressly are stated to survive the termination of this Agreement.

(e)           Escrow Agent shall have delivered the Title Policy.

If the foregoing conditions have not been satisfied by the date scheduled for the Closing (or such earlier date as may be specified above), Buyer shall have the option to (i) waive any unsatisfied condition, (ii) extend the Closing date for thirty (30) days to permit such condition to be satisfied or (iii) cancel this Agreement.  If this Agreement is canceled because one or more of the foregoing conditions are not met then the Earnest Money shall be returned to Buyer and, except as otherwise provided herein, neither party shall have any further obligations to the other hereunder, except that if this Agreement is canceled because of Seller’s breach hereof, the provisions of Section 10 shall control.

15.           Conditions to Closing Required by Seller.  In addition to any other conditions set forth elsewhere in this Agreement, the following shall be conditions precedent to the Closing, unless specifically waived in writing by Seller prior to the Closing:

(a)           Buyer shall have performed, satisfied and complied with all material covenants, agreements and conditions to be performed or complied with by Buyer at or before the Closing and shall deliver all instruments required or contemplated by this Agreement, including without limitation those items set forth in Section 17; and,

(b)           The representations and warranties of Buyer in this Agreement shall be true and correct as of the Closing as if made at the Closing.

If the foregoing conditions have not been satisfied by the date scheduled for the Closing, Seller shall have the option either to waive any unsatisfied condition or to cancel this Agreement.  If this Agreement is canceled because one or more of the foregoing conditions is not met, then the Earnest Money shall be paid as herein provided, and, except as otherwise may be provided herein, neither party shall have any further obligations to the other hereunder or under the Escrow Instructions, except that if this Agreement is canceled because of Buyer’s breach hereof, the provisions of Section 10 shall control.

16.           Seller’s Deliveries at Closing.  At the Closing (to the extent not previously delivered to Seller as provided in Section 2(b)(ii) hereof), Seller shall deliver or cause the Escrow Agent to deliver to Buyer the following:

(a)           The Deed, the Lease Assignment, the Intangibles Assignment and the Bill of Sale;

(b)           Notices to each of the tenants under the Leases notifying them of the sale of the Land and Improvements and directing them to pay future rent to Buyer;

(c)           An updated Rent Roll;

(d)           Exclusive possession of the Property, subject to the Leases;

(e)           A binding commitment from the Escrow Agent for the issuance of the Title Policy;

(f)            A certification executed by Seller, pursuant to and in full compliance with Section 1445 of the Internal Revenue Code and the regulations issued thereunder, declaring that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations.  Seller understands that such certificate may be made available to the Internal Revenue Service.

(g)           Pursuant to Section 1521 of the Tax Reform Act of 1986, the information required to be provided to the closing agent to complete 1099 reporting to the Internal Revenue Service;

(h)           The original Property Documents, including, without limitation, original copies of the Leases and Service Contracts;

(i)            Keys to all locks on the Property in the possession of Seller or its agents; and

(j)            Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Seller and the authority of the persons who are executing the various closing documents on behalf of Seller in connection with the Agreement.

All agreements and instruments to be delivered to Buyer shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Seller under this Agreement.

17.           Buyer’s Deliveries at Closing.  At the Closing, Buyer shall deliver or cause the Escrow Agent to deliver to Seller the following:

(a)           The sums required under Section 2;

(b)           The net amounts, if any, credited to Seller from the prorations pursuant to the settlement statement approved by Buyer and Seller;

(c)           Such evidence as may be reasonably requested by Escrow Agent evidencing the status and capacity of Buyer and the authority of the persons who are executing the various closing documents on behalf of Buyer in connection with the Agreement;

(d)           An executed copy of the Audit Letter (as hereafter defined); and

(e)           Such other documents and instruments as may be required for the Closing.

All agreements and instruments to be delivered to Seller shall have been duly executed and, where appropriate, acknowledged by the parties thereto.  The foregoing is intended as a summary of items to be delivered at the Closing and shall not be construed to limit or waive any obligations of Buyer under this Agreement.

18.           Assignment by Buyer.  Buyer shall have the right to assign this Agreement, without Seller’s consent, to any affiliated party.  Buyer shall not have the right to assign this Agreement to any other person or entity without Seller’s prior written consent, which consent will not be unreasonably withheld.  In either event, the assignee shall assume in writing all of Buyer’s obligations hereunder, and Buyer shall not be released from its obligations hereunder.

19.           Interpretation.  This Agreement shall be interpreted according to its fair meaning and neither for nor against either party hereto regardless of which party caused the same to be drafted.  Where appropriate, references to one gender shall be deemed to include any other gender and references to the singular or the plural shall be deemed to include either the singular or the plural.  Nothing contained herein shall be deemed to create a partnership or joint venture between Buyer and Seller, it being agreed that their relationship is that of an independent contractor.

20.           Time/Extensions.  Unless provided to the contrary in any particular provision, all time periods shall refer to calendar days and shall expire at 5:00 p.m., Pacific Standard Time, on the last of such days; provided, however, that if the time for the performance of any obligation expires on a day other than a business day (any day other than a Saturday, Sunday or legal holiday), the time for performance shall be extended to the next succeeding day which is a business day.  Time is of the essence of this Agreement.  Any extension of time granted for the performance of any obligation under this Agreement shall not be considered an extension of time for the performance of any other obligation.

21.           Severability.  If any provision (or portion thereof) of this Agreement, or its application to any party, is declared invalid, illegal, void or unenforceable in any respect, such provision (or portion thereof) shall be deemed severed from this Agreement and shall be replaced by a provision which the court determines to be substantially equivalent to that stricken, but modified to the extent necessary to cure such invalidity, illegality or unenforceability, in order to give effect to the overall underlying intent of the parties (as demonstrated by the provisions originally contained herein), and the balance of the Agreement shall otherwise remain in full force and effect and shall not be affected thereby.

22.           Exhibits and Recitals.  Each exhibit attached to this Agreement and each recital is incorporated and made a part of this Agreement by this reference.

23.           Notices.  All notices, demands, approvals, instructions or other communications (“Notices”) required or permitted hereunder shall be in writing and be given by personal delivery, facsimile transmission (followed by mailing), recognized overnight courier or mail, and shall be deemed given and effectively served upon delivery, or if mailed, upon mailing provided it is thereafter actually delivered (or refused) and is mailed (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto; provided, however, a notice of change of address for Notices shall not be deemed made until actually received.  Refusal to accept delivery or to sign a receipt, or the inability to deliver because of a changed address of which no notice previously was given, shall constitute actual receipt.  Whenever a party has the right or is required to do some act or give some Notice within a prescribed period after the service of a Notice upon that party and the Notice is served by mail only, three days shall be added to the prescribed period for response.  Copies of all Notices given to Buyer or Seller shall be delivered, faxed or mailed, in the manner set forth above, to Escrow Agent as well as the other party, and copies of all Notices given to Escrow Agent shall be delivered, faxed or mailed, in the manner set forth above, to the other party.  Any of the parties to this Agreement may, by Notice given as aforesaid, change its address or designate different recipients for the receipt of all subsequent Notices; provided, however, that no party may require Notices to it to be sent to more than three (3) addresses.  A copy of all Notices shall be sent as follows:

If to Buyer, to:	Cornerstone Operating Partnership, L.P.,
1920 Main Street, Suite 400,

Irvine, California 92614
	Attn:	Robert C. Peterson
	Fax:	(949) 250-0592

with a copy to:	James A. Burns, Esq.
Carson Messinger Elliott
Laughlin & Ragan, P.L.L.C.
3300 North Central Avenue, Suite 1900
Phoenix, Arizona 85012
	Fax:	(602) 277-4507

If to Seller, to:

with a copy to:

24.           Entire Contract/Amendments.  This Agreement and any document(s) executed contemporaneously herewith, contain the complete agreement between the parties hereto with respect to the subject matter hereof, and all prior representations, promises and understandings (whether written or oral, express or implied) and letters of intent, if ever they existed, have been superseded by such instruments or have been merged therein.  No provision of this Agreement may be amended, deleted or supplemented except by a written instrument dated and executed by both Buyer and Seller.

25.           Representation/Attorneys’ Fees.  Each of the parties acknowledges that such party has been, or has had the opportunity to be, represented by an attorney in connection with the preparation, execution and delivery of this Agreement.  In the event “legal proceedings” are brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or to participate in any bankruptcy or reorganization proceeding involving the other party, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, expert witness fees and costs, court costs, arbitration costs, costs of investigation and other related expenses incurred in connection therewith.  If suit is instituted, attorneys’ fees shall be fixed by the Judge of the Court or Arbitrator.  “Legal proceedings” include binding arbitration, lower court action, appeal from a lower court judgment, special action in an appellate court, and any proceeding in state or federal bankruptcy court.  The “prevailing party” as used in the context of proceedings: (i) in the bankruptcy court means the prevailing party in an adversary proceeding or contested matter, and all other actions taken by the non-bankruptcy party which are reasonably necessary to protect its rights under this Agreement; and, (ii) in any court other than a bankruptcy court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

26.           Additional Instruments.  Each party shall, promptly upon the request of the other party hereto, execute and have acknowledged and delivered to the other party any and all additional instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

27.           Binding Effect.  Except as limited by the provisions hereof relative to assignments, this Agreement shall be binding upon and inure to the benefit of Buyer, Seller, Escrow Agent and their respective heirs, executors, personal representatives, successors and permitted assigns, but shall not be enforceable by, nor inure to the benefit of, any third parties.

28.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

29.           No Survival.  Except as is otherwise in this Agreement specifically provided, no agreement, covenant, warranty or representation contained herein shall be deemed a continuing one or shall survive Close of Escrow or any termination of the Agreement.

30.           Captions.  The captions of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

31.           Counterparts.  This Agreement may be executed in counterparts, and any set of counterparts containing original signatures of both Buyer and Seller shall constitute an original Agreement for all purposes, but all of which shall constitute only one agreement.

32.           Waiver.  No provision of this Agreement, no breach thereof and no right or remedy becoming available upon the happening of such breach can be waived except by a written instrument dated and executed by the party against whom enforcement of such waiver is sought.  All waivers shall apply to the particular instance and at the particular time only, and no waiver shall be deemed a continuing one or as applying to any other provision hereof or breach thereof of other available right or remedy.

33.           Expiration of Offer/Date of Agreement.  Neither the submission of this document by any party to the other for review, nor the revision thereof by any other party, shall constitute an offer or counter-offer of any kind by any party, and this Agreement shall become effective only upon execution and delivery thereof by the parties hereto.  This Agreement is being executed first by Buyer and then presented to Seller for execution.  Each party shall date this Agreement beside its signature as of the date of such signature.  Upon Buyer’s execution, this Agreement shall constitute an offer, which if not accepted by Seller’s execution and delivery of this Agreement to Escrow Agent within five (5) business days after its receipt thereof from Buyer, shall be deemed to expire and be of no further force or effect unless extended or otherwise agreed to by Buyer.  The date of this Agreement shall be the date of its acceptance by Seller, which date shall be entered on the first page of this Agreement by Seller or Escrow Agent.

34.           Tax Deferred Exchange.   Buyer acknowledges that Seller may desires to treat this transaction, if concluded, as the sale of the Property as a “like-kind” exchange under IRC Section1031.  Buyer agrees to reasonably cooperate with Buyer in such transaction so long as (a) Closing is not delayed beyond the date provided in this Agreement, and (b) Buyer is not obligated to incur any expense in connection with such exchange.

35.           Press Releases and Announcements.  Prior to the Closing Date, none of the parties hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law.  If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.  Buyer and Seller agree to instruct their respective brokers to comply with the provisions of this Section 35.

36.           Records.  Upon Buyer’s request, for a period of two (2) years after Closing, Seller shall make the operating statements and any and all books, records, tax returns of Seller (but not of the individual members, shareholders or partners of Seller), correspondence, financial data, Leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures pertaining to the Property for the three (3) most recent full calendar years and the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense.  Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission in connection with the purchase of the Property.

37.           Natural Hazard Disclosure Requirement Compliance.  Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones:  (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”).  Escrow Agent is hereby instructed to engage a disclosure provider (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Purchaser and Seller in writing.  The written report prepared by the Natural Hazard Expert regarding the results of its full examination (the “Natural Hazard Report”) will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.  The Natural Hazard Report shall be prepared at Seller’s sole cost and expense.  Buyer agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Report.  Buyer may terminate the Agreement if the Natural Hazard Report discloses a condition which has a material adverse impact on the Property, so long as Buyer notifies Seller of Purchaser’s intention to terminate within three (3) business days of Buyer’s receipt of the Natural Hazard Report.

38.          Audit Letter.  Seller agrees to execute and deliver to Buyers auditors, within ten days after the opening of Escrow, an audit letter in the form attached hereto as Exhibit “I” (the “Audit Letter”).

39.          Alternative Dispute Resolution.  In the event of a dispute or claim with respect to this Agreement the parties shall submit such dispute or claim to binding arbitration.  In such event, the parties shall agree upon an arbitrator with at least ten years experience in the Real Estate Industry and cooperate in the scheduling of an arbitration hearing.  If the parties are unable to agree on an arbitrator within thirty (30) days after either party request arbitration, the dispute shall be submitted to the American Arbitration Association (“AAA”) on accordance with the AAA Arbitration Rules for the Real Estate Industry.  The decision of the arbitrator shall be final and non-appealable.  Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.

“Buyer”

CORNERSTONE OPERATING PARTNERSHIP, L.P., a
Delaware limited partnership

CORNERSTONE CORE PROPERTIES REIT, INC., a
Maryland corporation, its general partner

	By:	/s/
Its:

“Seller”

The Myun and Ock Ja Kymm Family Trust

By:	/s/
Its:

ACCEPTANCE BY ESCROW AGENT

Escrow Agent hereby (a) acknowledges receipt of one (1) fully executed counterpart or set of identical counterparts containing original signatures for both Buyer and Seller of this Agreement on this            day of                     , 2006, which date is hereby designated as the “Opening of Escrow”, and (b) agrees to establish an escrow (Escrow No.                      ) and to administer the same in accordance with the provisions hereof.

LAND AMERICAN TITLE COMPANY

By:	/s/
Its:
Authorized Agent